EXHIBIT 10.16

                                 PROMISSORY NOTE

   $104,000.00                                       Tucson, Arizona
                                                    November 4, 2005

         FOR VALUE RECEIVED, Bronco Coal Company, a Utah corporation, the undersigned (the "MAKER") hereby unconditionally promises to pay to the order of Brent Davies, having an address of 1366 Murray-Holladay Road, Salt Lake City, Utah 84117 ("Payee") the principal sum of $100,000.00 in lawful money of the United States of America. This non-interest bearing note and an origination fee in the amount of $4,000.00 shall become due and payable on December 3, 2005. Should default occur, the total sum remaining unpaid shall bear interest at the rate of eight percent (8%) per annum until the default is cured.

         Maker and each surety, endorser, guarantor and any other party ever liable for payment of any sums of money payable on this Promissory Note, jointly and severally waive presentment, protest, notice of protest and non-payment, demand and all legal diligence in enforcing collection and expressly agree that their liability under this Promissory Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by an release or change in any security for the payment of this Promissory Note, and hereby consent to any and all renewals, extensions, indulgences, releases and changes, regardless of the number of such renewals, extensions, indulgences, releases and changes.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Promissory Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

         This Promissory Note is being executed and delivered, and is intended to be performed, in the State of Utah. The substantive laws of the State of Utah shall govern the validity, construction, enforcement and interpretation of this Promissory Note. In the event of a dispute involving this Promissory Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Utah. In the event Maker fails to timely pay principal and interest hereunder or causes an Event of Default to occur, Payee shall be entitled to recover its legal costs and reasonable attorneys' fees incurred as a result thereof.

         IN WITNESS WHEREOF, the undersigned have executed this document as of the day and year first above written with the approval and authority of the board of directors of Maker.

MAKER:

BRONCO COAL COMPANY, A UTAH CORPORATION
2920 N. SWAN ROAD
SUITE 206
TUCSON, ARIZONA 85712

By: /s/ Dan Baker, President

                               PERSONAL GUARANTEE

I, Dan Baker, in my individual capacity, hereby personally guarantee to Brent Davies the timely and full fulfillment of the Obligations of the Company under this Promissory Note.

By: /s/  Dan Baker, Guarantor


I, Daniel Hodges, in my individual capacity, hereby personally guarantee to Brent Davies the timely and full fulfillment of the Obligations of the Company under this Promissory Note.

By: /s/  Daniel Hodges, Guarantor